CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-288224 on Form F-10 of our reports dated March 27, 2025 relating to the financial statements of Northern Dynasty Minerals Ltd. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the annual report on Form 40-F of the Company for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada
July 2, 2025